EXHIBIT 23.1(b)



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the use of our report dated April 16, 1999, with respect to the financial statements and supplemental schedules of the Employees Savings Plan of Mobil Oil Corporation included in the Plan's Annual Report (Form 11-K), for the fiscal year ended January 31, 1999, filed with the Securities and Exchange Commission, incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-75659) of Exxon Corporation for the registration of shares of its common stock.


                                                       /s/ ERNST & YOUNG LLP



Fairfax, Virginia
September 22, 1999